Exhibit 15.1

November 2, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated May 4, 2017, August 3, 2017 and November 2, 2017 on our reviews of interim financial information of Ecolab Inc., which is included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, respectively, are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota